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                                                                      Exhibit 23


                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-12211 and Form S-8 No. 333-06867 and No. 333-06869) of
     Equity Residential Properties Trust and in the related Prospectuses of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of Wellsford Residential Property Trust and Subsidiaries for the year ended December 31, 1995, included in the Current Report on Form 8-K, dated March 17, 1997, of Equity Residential Properties Trust.


                                                        Ernst & Young LLP

New York, New York
March 17, 1997